EXHIBIT 2.2

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Plan” or “Merger Agreement”) dated as of December 30, 2011 by and among One E-Commerce Corporation, a Nevada corporation (“Parent”), ONCE, Inc., a Delaware corporation (“Merger Sub”), which is a wholly owned subsidiary of Parent, and Islet Sciences, Inc., a Delaware corporation (“ISI”).  Merger Sub and ISI are hereinafter collectively referred to as the “Constituent Entities.”

WITNESSETH:

WHEREAS, Merger Sub is a Delaware corporation, having filed its Certificate of Incorporation in the office of the Secretary of State of Delaware on December 27, 2011;

WHEREAS, ISI is a Delaware corporation, having filed its Certificate of Incorporation in the office of the Secretary of State of Delaware on May 4, 2010;

WHEREAS, the Boards of Directors of the Constituent Entities deem it advisable and in the best interests of the Constituent Entities and their shareholders that Merger Sub be merged with and into ISI, which shall be the surviving corporation, as authorized by the applicable statutes of the State of Delaware (“Delaware Law”), and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Merger Agreement;

WHEREAS, the Board of Directors of Parent has approved this Merger Agreement in accordance with the General Corporation Law of the State of Delaware;

WHEREAS, prior to the Effective Time (as such term is hereinafter defined) Parent shall issue to and deposit with Merger Sub for the purpose of effectuating the merger contemplated in this Merger Agreement (the “Merger”), (a) an aggregate of 38,050.87 shares of Parent Series B Preferred and (b) an aggregate of 1,173 shares of Parent Series A Preferred; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Merger Agreement and the Exhibits hereto shall constitute a “plan of reorganization” for the purposes of Section 368 of the Code.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01   The Merger.  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with the Delaware Law, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into ISI.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and ISI shall continue as the surviving corporation in the Merger (the “Surviving Company”).  The name of the Surviving Company shall be “Islet Sciences, Inc.” or such other name as may be selected by the Board of Managers of the Surviving Company subsequent to the Effective Time.

Section 1.02   Effective Time of the Merger.  As promptly as practicable after the approval hereof by the shareholders of each Constituent Entity and the execution and delivery of this Merger Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of Delaware, a Certificate of Merger in the form of Exhibit A attached hereto (the “Certificate of Merger”), as required by, and executed in accordance with the relevant provisions of, Delaware Law.  The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of Delaware (the “Effective Time”).

Section 1.03   Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges and powers and all property, real, personal and mixed, and all debts due to Merger Sub and ISI, as well as all other things and causes of action belonging to Merger Sub and ISI shall vest in the Surviving Company without any transfer or assignment having occurred, and all debts, liabilities and duties of Merger Sub and ISI shall become the debts, liabilities and duties of the Surviving Company.

Section 1.04   Closing.  The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time. The Closing shall occur at the offices of Guzov Ofsink, LLC referred to in Section 7.01 hereof. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in Article V will be executed and delivered as described therein. At the Closing, all actions to be taken at the closing shall be deemed to be taken simultaneously.

Section 1.05   Certificate of Incorporation; Bylaws.  At the Effective Time, the Certificate of Incorporation of ISI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Company, and the Bylaws, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company.

Section 1.06   Directors and Officers.  The members of the Board of Directors of the Surviving Company shall be composed of up to three individuals. The initial directors shall be John Steel, George Todaro, and Joel Perlin.  Except as otherwise provided herein, each director shall hold office in accordance with the Bylaws of the Surviving Company and until his or her successor is duly elected and qualified in accordance with Delaware Law or until his or her earlier death, resignation, or removal.

Section 1.07   Officers.  The officers of ISI immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until his or her successor is duly elected and qualified in accordance with Delaware Law or until his or her earlier death, resignation, or removal.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01   Conversion of Securities.  At the Effective Time:

(a)   Each one thousand (1,000) shares of common stock of ISI that shall be outstanding immediately prior to the Effective Time (each an “Existing ISI Common Share” and collectively, the “Existing ISI Common Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Series B preferred stock, par value $.001 per share, of the Parent (the “Parent Series B Preferred”) with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations in the form of Exhibit B hereto (the “Parent Series B Preferred Certificate of Designations”);

(b)   Each share of Series A preferred stock of ISI that shall be outstanding immediately prior to the Effective Time (each an “Existing ISI Preferred Share” and collectively, the “Existing ISI Preferred Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Series A preferred stock, par value $.001 per share, of the Parent (the “Parent Series A Preferred”) with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations in the form of Exhibit C hereto (the “Parent Series A Preferred Certificate of Designations”); and

(c)   (i) All Existing ISI Common Shares outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate, if any, previously evidencing any Existing ISI Common Share shall thereafter represent the right to receive a certificate or certificates evidencing that number of shares of Parent Series B Preferred, which such holder has the right to receive in respect of the Existing ISI Common Shares (the “Parent Series B Merger Consideration”); and

(ii) All Existing ISI Preferred Shares outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate, if any, previously evidencing any Existing ISI Preferred Share shall thereafter represent the right to receive a certificate or certificates evidencing that number of shares of Parent Series A Preferred, which such holder has the right to receive in respect of the Existing ISI Preferred Shares (the “Parent Series A Merger Consideration” and collectively with the Parent Series B Merger Consideration, the “Merger Consideration”); and

(iii) The holders of Existing ISI Common Shares outstanding immediately prior to the Effective Time and the holders of Existing ISI Preferred Shares shall cease to have any rights with respect to such Existing ISI Common Shares and Existing ISI Preferred Shares, except as otherwise provided herein or by law.  Such Existing ISI Common Shares and Existing ISI Preferred Shares shall be exchanged for separate certificates evidencing shares of Parent Series B Preferred and Parent Series A Preferred (collectively, the “Parent Securities”), as appropriate, issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and in accordance with the provisions of Section 2.02; and

(c)   Each share of common stock of Merger Sub shall automatically convert into one share of common stock of the Surviving Company, which shares shall be owned 100% by the Parent.

Section 2.02   Issuance of Certificates.

(a)   Exchange Agent.  Prior to the Effective Time, Parent shall issue to and deposit with Merger Sub, (i) for the benefit of the holders of Existing ISI Common Shares, for exchange in accordance with this Article II, such aggregate number of shares of Parent Series B Preferred as the holders of Existing ISI Common Shares shall be entitled to receive pursuant to Section 2.01(a) and such aggregate number of shares of Parent Series A Preferred as the holders of Existing ISI Preferred Shares shall be entitled to receive pursuant to Section 2.01(b).  As soon as practicable after the Effective Time, the Surviving Company shall deliver the Parent Securities to the former holders of Existing ISI Common Shares and Existing ISI Preferred Shares, as applicable.

(b)   No Further Rights in Existing ISI Common Shares and Existing ISI Preferred Shares. All Parent Series B Preferred exchanged for Existing ISI Common Shares in accordance with the terms hereof and all Parent Series A Preferred exchanged for Existing ISI Preferred Shares shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the previously issued and outstanding Existing ISI Common Shares and Existing ISI Preferred Shares, respectively.

Section 2.03   Adjustment.  In the event of any stock split, combination, reclassification, recapitalization, exchange, stock dividend, or other distribution payable in Parent Securities with respect to shares of Parent Securities (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Merger Agreement and the Effective Time, then the Merger Consideration shall be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend, or other distribution.

Section 2.04   Fractional Shares.  No certificates representing fractional shares of Parent Securities shall be issued to holders of Existing ISI Common Shares and Existing ISI Preferred Shares and such holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Parent with respect to any fractional shares of Parent Series B Preferred and/or Parent Series A Preferred that would otherwise be issued to such holders. Each holder of an Existing ISI Common Share that would have been entitled to receive a fractional share of Parent Series B Preferred shall receive one share of Parent Series B Preferred in lieu of such fractional share of Parent Series B Preferred, and each holder of an Existing ISI Preferred Share that would have been entitled to receive a fractional share of Parent Series A Preferred shall receive one share of Parent Series A Preferred in lieu of such fractional share of Parent Series A Preferred.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants to ISI that:

Section 3.01   Corporate Existence and Power.  The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate power and authority required to carry on its business as now conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for such failures to be so qualified and in good standing which would not individually or in the aggregate have a Material Adverse Effect (as defined below) with respect to the Parent.  The Parent has heretofore delivered or made available to ISI true and complete copies of the Parent’s Articles of Incorporation and the Parent’s By-laws as currently in effect. As used herein, the term “Material Adverse Effect” with respect to the Parent, on the one hand, or ISI, on the other hand, means a material adverse effect on the condition (financial or otherwise), business, properties, assets (including intangible assets), liabilities (fixed or contingent), prospects or results of operations of the Parent or ISI, as the case may be.

Section 3.02   Corporate Authorization.  The execution, delivery and performance by the Parent of this Agreement and the consummation by the Parent of the transactions contemplated herein are within the Parent’s corporate powers and have been duly authorized by all necessary corporate and stockholder action.  No vote, consent or special meeting of the stockholders of the Parent, which has not been obtained, is necessary or required by this Agreement or under applicable law or rule to approve the Merger, this Agreement or the transactions contemplated herein.  The Board of Directors of the Parent has determined that it is advisable and fair to and in the best interests of the stockholders of the Parent for the Parent to enter into this Agreement.  This Agreement, assuming due and valid authorization, execution and delivery by ISI and Merger Sub, constitutes a valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, except that (a) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.03   Existence and Power of Merger Sub.  Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all power and authority required to carry on its business as now conducted. Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. The Parent has heretofore delivered or made available to ISI true and complete copies of Merger Sub’s Certificate of Incorporation and Bylaws as currently in effect.

Section 3.04   Authorization by Merger Sub.  The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated herein are within Merger Sub’s powers and have been duly authorized by all necessary action of the Board of Directors and shareholders of the Merger Sub.  No vote, consent or special meeting of the shareholders or the Board of Directors of Merger Sub, which has not been obtained, is necessary or required by this Agreement or under applicable law or rule to approve the Merger, this Agreement or the transactions contemplated herein.  This Agreement, assuming due and valid authorization, execution and delivery by ISI and the Parent, constitutes a valid and binding agreement of Merger Sub enforceable against Merger Sub in accordance with its terms, except that (a) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.05   Governmental Authorization.  The execution, delivery and performance by the Parent and Merger Sub of this Agreement and the consummation by the Parent and Merger Sub of the transactions contemplated herein do not require any action by or in respect of, or filing with, any governmental body, agency, official or authority (each, a “Governmental Entity”) other than: (a) the filing of Certificate of Merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”); (c) compliance with the applicable requirements of state blue sky laws and (d) such other actions by or in respect of, or filings with, any Governmental Entity which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Parent and would not impair or materially delay the ability of the Parent or Merger Sub to consummate the transactions contemplated herein.

Section 3.06   Non-contravention.  The execution, delivery and performance by the Parent and Merger Sub of this Agreement and the consummation by the Parent and Merger Sub of the transactions contemplated herein do not and will not (a) contravene or conflict with (i) the Articles of Incorporation or the By-laws of the Parent or (ii) the Certificate of Incorporation and Bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 3.05 hereof, contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, decree or pronouncement having the effect of any of the foregoing binding upon or applicable to the Parent or Merger Sub or their respective businesses, (c) with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation of the Parent or Merger Sub to a loss of any benefit to which the Parent or Merger Sub is entitled under any provision of any material agreement, contract or other instrument binding upon the Parent or Merger Sub or any material license, franchise, permit or other similar authorization held by the Parent or Merger Sub, or (d) result in the creation or imposition of any lien on any asset of the Parent or Merger Sub.

Section 3.07   Capitalization. The authorized capital stock of Parent consists of 50,000,0000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share, of which there are or shall be issued at the Effective Time: (A) 18,317,200 shares of common stock previously issued and outstanding prior to the Effective Time; (B) 38,050.87 shares of Parent Series B Preferred newly issued and contributed to Merger Sub for exchange to holders of Existing ISI Common Shares in connection with the Merger; and (C) 1,173 shares of Parent Series A Preferred newly issued and contributed to Merger Sub for exchange to holders of Existing ISI Preferred Shares in connection with the Merger; and such shares are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, corporation, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”). The offer, issuance and sale of such shares of Parent Series B Preferred and Parent Series A Preferred were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of Parent Common are subject to a right of withdrawal or a right of rescission under any federal or state securities or “blue sky” law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ISI

ISI represents and warrants to the Parent that:

Section 4.01   Existence and Power of ISI.  ISI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all power and authority required to carry on its business as now conducted. ISI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. ISI has heretofore delivered or made available to the Parent true and complete copies of ISI’s Certificate of Incorporation and Bylaws as currently in effect.

Section 4.02   Authorization by ISI.  The execution, delivery and performance by ISI of this Agreement and the consummation by ISI of the transactions contemplated herein are within ISI’s powers and have been duly authorized by all necessary action by the managers of ISI. This Agreement, assuming due and valid authorization, execution and delivery by Merger Sub and the Parent and the due authorization by the shareholders of ISI, constitutes a valid and binding agreement of ISI enforceable against ISI in accordance with its terms, except that (a) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.03   Governmental Authorization.  The execution, delivery and performance by ISI of this Agreement and the consummation by ISI of the transactions contemplated herein do not require any action by or in respect of, or filing with, any Governmental Entity other than: (a) the filing of Certificate of Merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Securities Act; (c) compliance with the applicable requirements of state blue sky laws and (d) such other actions by or in respect of, or filings with, any Governmental Entity which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect with respect to ISI and would not impair or materially delay the ability of ISI to consummate the transactions contemplated herein.

Section 4.04   Non-contravention.  The execution, delivery and performance by ISI of this Agreement and the consummation by ISI of the transactions contemplated herein do not and will not (a) contravene or conflict with the Certificate of Formation or the Bylaws of ISI, (b) assuming compliance with the matters referred to in Section 4.03 hereof, contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, decree or pronouncement having the effect of any of the foregoing binding upon or applicable to ISI or its business, (c) with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation of ISI to a loss of any benefit to which ISI is entitled under any provision of any material agreement, contract or other instrument binding upon ISI or any material license, franchise, permit or other similar authorization held by ISI, or (d) result in the creation or imposition of any lien on any asset of ISI.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01   Conditions to ISI’s Obligations.  All obligations of ISI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by ISI:

(a)   All representations and warranties made by Parent and Merger Sub in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).  Parent and Merger Sub shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

(b)   The holders of at least the minimum number of Existing ISI Common Shares and  Existing ISI Preferred Shares necessary to approve the Merger and the Merger Agreement under applicable law and the terms of ISI’s Bylaws shall have approved the Merger and this Merger Agreement;

(c)   ISI, the Parent and Merger Sub shall have received approvals, acquiescence or consents (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated herein), all on terms and conditions acceptable to ISI, of the transactions contemplated in this Merger Agreement from all necessary governmental agencies and authorities and all applicable waiting periods shall have expired, and ISI or the Parent or Merger Sub shall have received the approvals and consents of all third parties required to consummate this Merger Agreement and the other agreements contemplated herein.  Such approvals and the transactions contemplated herein shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

(d)   No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Merger Agreement, the Merger, or the transactions contemplated herein or therein by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Merger Agreement or any other agreement contemplated herein or the transactions contemplated herein illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of ISI or the Parent, (c) impose material limits on the ability of any party to this Merger Agreement to consummate the Agreement or any other agreement contemplated herein or the transactions contemplated herein, or (d) otherwise result in a change having a Material Adverse Effect on either ISI or Parent.  No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.

(e)   The Parent’s sale of Parent Common for an aggregate gross sales price of not less than $35,000,000, consummated in one or more closings immediately prior to or simultaneously with the closing of the Merger shall have occurred.

(f)   ISI shall have received such additional supporting documentation and other information with respect to the transactions contemplated herein as ISI may reasonably request.

Section 5.02   Conditions to Obligation of Parent and Merger Sub.  All obligations of Merger Sub and Parent under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub:

(a)   All representations and warranties made by ISI in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).  Parent and Merger Sub shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

(b)   ISI, the Parent and Merger Sub shall have received approvals, acquiescence or consents (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated herein), all on terms and conditions acceptable to Merger Sub, of the transactions contemplated in this Merger Agreement from all necessary governmental agencies and authorities and all applicable waiting periods shall have expired, and ISI or the Parent or Merger Sub shall have received the approvals and consents of all third parties required to consummate this Merger Agreement and the other agreements contemplated herein.  Such approvals and the transactions contemplated herein shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

(c)   No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Merger Agreement, the Merger, or the transactions contemplated herein or therein by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Merger Agreement or any other agreement contemplated herein or the transactions contemplated herein illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of ISI or the Parent, (c) impose material limits on the ability of any party to this Merger Agreement to consummate the Agreement or any other agreement contemplated herein or the transactions contemplated herein, or (d) otherwise result in a change having a Material Adverse Effect on ISI or Parent.  No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.

ARTICLE VI

TERMINATION

Section 6.01   Termination of Merger Agreement.  This Merger Agreement may be terminated at any time prior to the Closing:

(a)   by the mutual written consent of Parent, Merger Sub and ISI;

(b)   by ISI, if Parent or Merger Sub (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Merger Sub of its intent to terminate this Merger Agreement pursuant to this paragraph (b);

(c)   by Parent and Merger Sub if ISI (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Merger Sub has notified the Company of their intent to terminate this Agreement pursuant to this paragraph (c); or

(d)   by either the Company, on the one hand, or Parent and Merger Sub, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Merger Sub or the Company that prohibits or materially restrains any of them from consummating the transactions contemplated herein, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency.

Section 6.02   Termination of Obligations.  Termination of this Merger Agreement pursuant to this Article VI shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 6.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01   Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Parent or Merger Sub.:

1370 Avenue of the Americas, Suite 902
New York, New York 10019
Attn: Chief Executive Officer

With a copy to:

Guzov Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attn: Darren L. Ofsink, Esq.

If to ISI:

1370 Avenue of the Americas, Suite 902
New York, New York 10019
Attn: Chief Executive Officer

With a copy to:

Guzov Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attn: Darren L. Ofsink, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

Section 7.02   Entire Agreement.  This Merger Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Merger Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

Section 7.03   Severability.  Any provision of this Merger Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.04   Successors and Assigns.  This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 7.05   Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

Section 7.06   Applicable Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

Section 7.07   Amendment. This Merger Agreement may not be altered or amended, except pursuant to an instrument in writing signed on behalf of each of the parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, each party has caused this Merger Agreement to be signed by one of its officers pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement.

ONE E-COMMERCE CORPORATION

By:	/s/ John Steel
John Steel
Chief Executive Officer

ONCE, INC.

By:	/s/ John Steel
John Steel
Chief Executive Officer

ISLET SCIENCES, INC.

By:	/s/ John Steel
John Steel
Chief Executive Officer

EXHIBIT A

CERTIFICATE OF MERGER

of

ONCE, INC.

(a Delaware corporation)

with and into

ISLET SCIENCES, INC.

(a Delaware corporation)

Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Islet Sciences, Inc., a Delaware corporation (“ISI”), hereby certifies the following information relating to the merger (the “Merger”) of ONCE, Inc., a Delaware corporation (“ONCE”), with and into ISI:

FIRST: The names and states of incorporation of the constituent corporations (the “Constituent Corporations”) in the Merger are:

Name	State of Incorporation

Islet Sciences, Inc.	Delaware
ONCE, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, by and among ISI and ONCE, dated as of December 30, 2011 (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD: The name of the corporation surviving the Merger (the “Surviving Corporation”) is Islet Sciences, Inc.

FOURTH: The certificate of incorporation of ISI, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation whose address is 1370 Avenue of the Americas, Suite 902, New York, NY 10019.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: This Certificate of Merger, and the Merger provided for herein, shall become effective on December 30, 2011.

IN WITNESS WHEREOF, Islet Sciences, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on December 30, 2011.

ISLET SCIENCES, INC.

By:
John Steel
Chief Executive Officer

EXHIBIT B

CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

One E-Commerce Corporation

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

A series of 40,000 shares of Preferred Stock which shall be issued in and constitute a single series to be known as Series B Preferred Stock, par value $0.001 per share (hereinafter called the "Series B Preferred"). The shares of Series B Preferred shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth in Annex A attached hereto.

3. Effective date of filing: December 30, 2011

4. Signature:

________________________________________
Signature of Officer

ANNEX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF SERIES A PREFERRED STOCK

OF

ONE E-COMMERCE CORPORATION

ONE E-COMMERCE CORPORATION (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

The Articles of Incorporation of the Company provide that the Company is authorized to issue 500,000 shares of preferred stock with a par value of $.001 per share. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation and the NRS, the Board of Directors has adopted resolutions providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 40,000 shares of Series B Preferred Stock, and that a copy of such resolutions is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, as amended, and in accordance with the Revised Statutes of the State of Nevada, the Board of Directors hereby establishes a series of the authorized preferred stock of the Company with par value of $.001 per share, which series shall be designated as “Series B Preferred Stock” and which will consist of 40,000 shares and will have powers, preferences, rights, qualifications, limitations and restrictions thereof, as follows:

1.   Definitions.  For the purposes hereof, the following definitions shall apply:

1.1           “Available Funds and Assets” has the meaning set forth in Section 3 hereof.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Certificate” means this Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

1.4           “Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

1.5           “Company” means One E-Commerce Corporation, a Nevada corporation.

1.6           “Conversion Rate” has the meaning set forth in Section 5.1.

1.7           “Original Issue Date” means the date on which the first share of Series B Preferred is issued by the Company.

1.8           “Reverse Split” means a 1-for-45 reverse split of outstanding shares of Common Stock.

1.9           “Securities Act” means the Securities Act of 1933, as amended.

1.10          “Series A Preferred” means the Series A Preferred Stock, par value $.001 per share, of the Company.

1.11          “Series B Preferred” means the Series B Preferred Stock of the Company.

1.12          “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

1.13          “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the NYSE Euronext.

2.   Dividends and Distributions.  The holders of Series B Preferred will not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series B Preferred will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends per share of Series B Preferred, as would have been payable on the number of shares of Common Stock into which each share of Series B Preferred would be convertible, if such shares of Series B Preferred had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends. Any dividend payable to the Series B Preferred will have the same record and payment date and terms as the dividend payable on the Common Stock.

3.   Liquidation Rights.  In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders (the “Available Funds and Assets”) shall be distributed to the Company’s stockholders in the following manner:

3.1           Series A Preferred.  First, the holders of Series A Preferred shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per share of Series A Preferred equal to $450.00, which shall be paid in cash (the “Series A Liquidation Preference”).  If the Available Funds and Assets distributed to the holders of the Series A Preferred are insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the Available Funds and Assets shall be distributed to the holders of the Series A Preferred pro rata based upon the number of shares of Series A Preferred held by each holder.

3.2           Series B Preferred and Common Stock.  Finally, the Available Funds and Assets, if any, remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred of their full preferential amounts, in accordance with Section 3.1, shall be distributed among the holders of Series A Preferred and Common Stock on a “as converted” per share basis.

3.3           Deemed Liquidations.  The sale, conveyance, exclusive license or other disposition of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding-up of the Company as those terms are used in this Section 3.  Holders of shares of Series B Preferred shall be given notice of any of the transactions set forth in this Section 3.3 no later than the earlier of (x) ten (10) calendar days prior to the stockholders’ meeting called to approve the transaction and (y) ten (10) calendar days prior to the closing of the transaction.

3.4           Non-Cash Consideration.  If any assets of the Company distributed to stockholders in connection with any liquidation, dissolution or winding-up of the Company are other than cash, then the value of the non-cash assets shall be deemed to be the fair market value of such assets as determined by the Board and reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred (the “Majority Holders”), except that any securities to be distributed to stockholders in a liquidation, dissolution or winding-up of the Company shall be valued as follows:

(a) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on the exchange or system during the thirty (30) calendar day period ending three (3) days prior to the distribution;

(b) if the securities are then traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices during the thirty (30) calendar day period ending three (3) days prior to the distribution; and

(c) if there is no active public market, then the value shall be the fair market value thereof, as determined by the Board and reasonably acceptable to the Majority Holders.

4.   Voting Rights.

4.1           Common Stock.  Except as otherwise provided herein or by applicable law, the holders of shares of Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company.  Each holder of shares of Common Stock shall be entitled to one (1) vote for each whole share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

4.2           Series B Preferred.  Each holder of shares of Series B Preferred shall be entitled to one (1) vote for each whole share of Common Stock into which such shares of Series B Preferred could be converted pursuant to the provisions of Section 5.1 on the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of the stockholders is solicited.

4.3           General.  Subject to the other provisions of this Certificate, each holder of Series B Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law.  Except as otherwise provided in this Certificate and applicable law, the holders of Series B Preferred and the holders of Common Stock shall vote together and not as separate classes.

5.   Conversion.

5.1           Mandatory Conversion.

(a)           Requirements. The outstanding shares of Series B Preferred shall be converted automatically into fully-paid and non-assessable shares of Common Stock if the Reverse Split has been effected (the “Mandatory Conversion”).  Upon the Mandatory Conversion, each holder of Series B Preferred will be entitled to receive one thousand (1,000) shares of fully paid and non-assessable Common Stock for every one (1) share of Series B Preferred held (the “Conversion Rate”). The Mandatory Conversion shall be deemed to occur on the date immediately following the effective date of the Reverse Split.

(b)           Procedures.  Upon the occurrence of the event specified in Section 5.1(a) above, the outstanding shares of Series B Preferred shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock unless the certificates evidencing the shares of Series B Preferred are delivered to the Company as provided below, or the holder notifies the Company that the certificates have been lost, stolen or destroyed, and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the certificates.  Upon the occurrence of the Mandatory Conversion, the holders of Series B Preferred shall surrender the certificates representing the shares at the office of the Company.  Thereupon, there shall be issued and delivered to the holder promptly at the office and in its name as shown on the surrendered certificates, a certificate for the number of shares of Common Stock into which the shares of Series B Preferred surrendered were convertible on the date on which the Mandatory Conversion occurred.

5.2           Reserved.

5.3           Restrictive Legend.  Certificates evidencing shares of Common Stock shall be issued with a restrictive legend indicating that such securities were issued in a transaction which is exempt from registration under the Securities Act, and that they cannot be transferred unless (i) they have been registered under the Securities Act, (ii) an exemption from registration is available in the opinion of counsel to the Company or (iii) there is submitted to the Company such other evidence as may be satisfactory to the Company to the effect that any such transfer shall be in compliance with the Securities Act and applicable state securities law.

6.   Adjustments.

6.1           Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.  If at any time or from time to time the outstanding shares of Common Stock (except for the Reverse Split) shall be (i) subdivided by stock split, stock dividend or otherwise into a greater number of shares, or (ii) combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Conversion Rate shall simultaneously be proportionately increased or decreased, as the case may be, such that the holders of the Series B Preferred shall thereafter receive upon conversion thereof, the number of shares of Common Stock, they would have received had their Series B Preferred been converted into such shares immediately prior to the taking of the actions described in subsections (i) and (ii) of this Section 6.1.

6.2           Adjustments for Stock Dividends and Other Distributions.  If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted in this Section 6 or as provided in Section 2, then, in each such event, provision shall be made so that the holders of the Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company that they would have received had their Series B Preferred been converted into Common Stock on the date for determining the holders of Common Stock entitled to receive the dividend or distribution.

6.3           Adjustment for Merger, Sale, Reclassification, Exchange and Substitution.

(a)           In case the Company after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its capital stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Conversion Rate and the number of shares of Common Stock into which the Series B Preferred is convertible so that, upon the basis and the terms and in the manner provided in this Certificate, the holder of Series B Preferred shall be entitled upon the conversion hereof at any time after the consummation of such Triggering Event, to the extent the Series B Preferred has not been converted or redeemed prior to such Triggering Event, to receive at the Conversion Rate in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock, the securities, cash and property to which such holder would have been entitled upon the consummation of such Triggering Event if such holder had converted immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 6.  Immediately upon the occurrence of a Triggering Event, the Company shall notify the holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Common Stock issuable upon conversion and the adjusted Conversion Rate.

(b)           The surviving entity and/or each Person (other than the Company) which may be required to deliver any securities, cash or property upon the conversion of the Series B Preferred as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of Series B Preferred, (A) the obligations of the Company under the Series B Preferred (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under the Series B Preferred) and (B) the obligation to deliver to such holder such securities, cash or property as, in accordance with the foregoing provisions of this subsection (a).

(c)           Except as provided in Section 3, upon any liquidation, dissolution or winding up of the Company, if at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, each holder of Series B Preferred shall have the right thereafter to have the Series B Preferred converted into the kind and amount of stock and other securities and property receivable upon the recapitalization, reclassification or other change by a holder of the number of shares of Common Stock into which the shares of Series B Preferred could have been converted immediately prior to the recapitalization, reclassification or change.

6.4           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Rate for Series B Preferred, the Company, at its expense, shall compute the adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing the adjustment or readjustment, and shall mail the certificate, by first class mail, postage prepaid, to each affected registered holder of the Series B Preferred at the holder’s address as shown on the Company’s books.

7.   Reserved.

8.   Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred, and the number of shares of Common Stock, as applicable to be issued shall be rounded up to the nearest whole share.

9.   Status of Converted Stock.  Upon the Mandatory Conversion or extinguishment of the Series B Preferred, the shares converted or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.  Following conversion of all outstanding shares of Series B Preferred on the Mandatory Conversion, this Certificate of Designations shall be automatically cancelled and void and be of no further force and effect.

10.   Reservation of Common Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred, such number of shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred.

11.   Notices.  Any notice required by the provisions of this Certificate to be given to the holders of shares of the Series B Preferred shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of that holder appearing on the books of the Company.

12.   Restrictions and Limitations.  In addition to any vote required by law, the Company shall not, without the approval, by vote or written consent, of the Majority Holders voting together as a single class:

(a)           Amend this Certificate or otherwise alter or change the rights, preferences or privileges of the Series B Preferred so as to materially and adversely affect the same;

(b)           Increase or decrease (other than by redemption or conversion) the authorized number of shares of Series B Preferred.

 RESOLVED, FURTHER, that the officers of this Company be, and each of them hereby is, authorized and empowered on behalf of the Company to execute, verify and file this Certificate in accordance with Nevada Revised Statutes.

EXHIBIT C

CERTIFICATE OF DESIGNATIONS OF SERIES A PREFERRED

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

One E-Commerce Corporation

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

A series of 7,000 shares of Preferred Stock which shall be issued in and constitute a single series to be known as Series A Preferred Stock, par value $0.001 per share (hereinafter called the "Series A Preferred"). The shares of Series A Preferred shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth in Annex A attached hereto.

3. Effective date of filing: December 30, 2011

4. Signature:

________________________________________
Signature of Officer

ANNEX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF SERIES A PREFERRED STOCK

OF

ONE E-COMMERCE CORPORATION

ONE E-COMMERCE CORPORATION (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

The Articles of Incorporation of the Company provide that the Company is authorized to issue 500,000 shares of preferred stock with a par value of $.001 per share. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation and the NRS, the Board of Directors has adopted resolutions providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 7,000 shares of Series A Preferred Stock, and that a copy of such resolutions is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, as amended, and in accordance with the Revised Statutes of the State of Nevada, the Board of Directors hereby establishes a series of the authorized preferred stock of the Company with par value of $.001 per share, which series shall be designated as “Series A Preferred Stock” and which will consist of 7,000 shares and will have powers, preferences, rights, qualifications, limitations and restrictions thereof, as follows:

1.   Definitions.  For the purposes hereof, the following definitions shall apply:

1.1           “Available Funds and Assets” has the meaning set forth in Section 3 hereof.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Certificate” means this Certificate of Designations, Preferences and Rights of Series A Preferred Stock.

1.4           “Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

1.5           “Company” means One E-Commerce Corporation, a Nevada corporation.

1.6           “Conversion Rate” has the meaning set forth in Section 5.1.

1.7           “Original Issue Date” means the date on which the first share of Series A Preferred is issued by the Company.

1.8           “Reverse Split” means a 1-for-45 reverse split of outstanding shares of Common Stock.

1.9           “Securities Act” means the Securities Act of 1933, as amended.

1.10         “Series A Preferred” means the Series A Preferred Stock of the Company.

1.11         “Subscription Agreement” means the subscription agreement between the Company and each holder of shares of Series A Preferred.

1.12         “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

1.13         “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the NYSE Euronext.

1.14         “Warrant” shall mean a warrant to purchase 50% of the number of shares of Common Stock issuable upon the conversion of the Series A Preferred, substantially in the form of the common stock purchase warrant annexed to the Subscription Agreement as Exhibit B.

2.   Dividends and Distributions.  The holders of Series A Preferred will not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series A Preferred will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends per share of Series A Preferred, as would have been payable on the number of shares of Common Stock into which each share of Series A Preferred would be convertible, if such shares of Series A Preferred had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends. Any dividend payable to the Series A Preferred will have the same record and payment date and terms as the dividend payable on the Common Stock.

3.   Liquidation Rights.  In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders (the “Available Funds and Assets”) shall be distributed to the Company’s stockholders in the following manner:

3.1           Series A Preferred.  First, the holders of Series A Preferred shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per share of Series A Preferred equal to $450.00, which shall be paid in cash (the “Series A Liquidation Preference”).  If the Available Funds and Assets distributed to the holders of the Series A Preferred are insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the Available Funds and Assets shall be distributed to the holders of the Series A Preferred pro rata based upon the number of shares of Series A Preferred held by each holder.

3.2           Common Stock.  Finally, the Available Funds and Assets, if any, remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred of their full preferential amounts, in accordance with Section 3.1, shall be distributed among the holders of Common Stock on a per share basis.

3.3           Deemed Liquidations.  The sale, conveyance, exclusive license or other disposition of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding-up of the Company as those terms are used in this Section 3.  Holders of shares of Series A Preferred shall be given notice of any of the transactions set forth in this Section 3.3 no later than the earlier of (x) ten (10) calendar days prior to the stockholders’ meeting called to approve the transaction and (y) ten (10) calendar days prior to the closing of the transaction.

3.4           Non-Cash Consideration.  If any assets of the Company distributed to stockholders in connection with any liquidation, dissolution or winding-up of the Company are other than cash, then the value of the non-cash assets shall be deemed to be the fair market value of such assets as determined by the Board and reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred (the “Majority Holders”), except that any securities to be distributed to stockholders in a liquidation, dissolution or winding-up of the Company shall be valued as follows:

(a) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on the exchange or system during the thirty (30) calendar day period ending three (3) days prior to the distribution;

(b) if the securities are then traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices during the thirty (30) calendar day period ending three (3) days prior to the distribution; and

(c) if there is no active public market, then the value shall be the fair market value thereof, as determined by the Board and reasonably acceptable to the Majority Holders.

4.   Voting Rights.

4.1           Common Stock.  Except as otherwise provided herein or by applicable law, the holders of shares of Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company.  Each holder of shares of Common Stock shall be entitled to one (1) vote for each whole share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

4.2           Series A Preferred.  Each holder of shares of Series A Preferred shall be entitled to one (1) vote for each whole share of Common Stock into which such shares of Series A Preferred could be converted pursuant to the provisions of Section 5.1 on the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of the stockholders is solicited.

4.3           General.  Subject to the other provisions of this Certificate, each holder of Series A Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law.  Except as otherwise provided in this Certificate and applicable law, the holders of Series A Preferred and the holders of Common Stock shall vote together and not as separate classes.

5.   Conversion.

5.1           Mandatory Conversion.

(a)           Requirements. The outstanding shares of Series A Preferred shall be converted automatically into fully-paid and non-assessable shares of Common Stock if the Reverse Split has been effected (the “Mandatory Conversion”).  Upon the Mandatory Conversion, each holder of Series A Preferred will be entitled to receive one thousand (1,000) shares of fully paid and non-assessable Common Stock for every one (1) share of Series A Preferred held (the “Conversion Rate”) together with the Warrant. The Mandatory Conversion shall be deemed to occur on the date immediately following the effective date of the Reverse Split.

(b)           Procedures.  Upon the occurrence of the event specified in Section 5.1(a) above, the outstanding shares of Series A Preferred shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent and the Company shall promptly issue the Warrant to the holders; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock or the Warrant issuable upon the conversion unless the certificates evidencing the shares of Series A Preferred are delivered to the Company as provided below, or the holder notifies the Company that the certificates have been lost, stolen or destroyed, and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the certificates.  Upon the occurrence of the Mandatory Conversion, the holders of Series A Preferred shall surrender the certificates representing the shares at the office of the Company.  Thereupon, there shall be issued and delivered to the holder promptly at the office and in its name as shown on the surrendered certificates, a certificate for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which the Mandatory Conversion occurred and the Warrant.

5.2           Reserved.

5.3           Restrictive Legend.  Certificates evidencing shares of Common Stock and the Warrant issued upon the Mandatory Conversion shall be issued with a restrictive legend indicating that such securities were issued in a transaction which is exempt from registration under the Securities Act, and that they cannot be transferred unless (i) they have been registered under the Securities Act, (ii) an exemption from registration is available in the opinion of counsel to the Company or (iii) there is submitted to the Company such other evidence as may be satisfactory to the Company to the effect that any such transfer shall be in compliance with the Securities Act and applicable state securities law.

6.   Adjustments.

6.1           Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.  If at any time or from time to time the outstanding shares of Common Stock (except for the Reverse Split) shall be (i) subdivided by stock split, stock dividend or otherwise into a greater number of shares, or (ii) combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Conversion Rate shall simultaneously be proportionately increased or decreased, as the case may be, such that the holders of the Series A Preferred shall thereafter receive upon conversion thereof, the number of shares of Common Stock, they would have received had their Series A Preferred been converted into such shares immediately prior to the taking of the actions described in subsections (i) and (ii) of this Section 6.1.

6.2           Adjustments for Stock Dividends and Other Distributions.  If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted in this Section 6 or as provided in Section 2, then, in each such event, provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company that they would have received had their Series A Preferred been converted into Common Stock on the date for determining the holders of Common Stock entitled to receive the dividend or distribution.

6.3           Adjustment for Merger, Sale, Reclassification, Exchange and Substitution.

(a)           In case the Company after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its capital stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Conversion Rate and the number of shares of Common Stock into which the Series A Preferred is convertible so that, upon the basis and the terms and in the manner provided in this Certificate, the holder of Series A Preferred shall be entitled upon the conversion hereof at any time after the consummation of such Triggering Event, to the extent the Series A Preferred has not been converted or redeemed prior to such Triggering Event, to receive at the Conversion Rate in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock and the Warrant issuable upon such conversion prior to such Triggering Event, the securities, cash and property to which such holder would have been entitled upon the consummation of such Triggering Event if such holder had converted immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 6.  Immediately upon the occurrence of a Triggering Event, the Company shall notify the holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Common Stock issuable upon conversion and the adjusted Conversion Rate.

(b)           The surviving entity and/or each Person (other than the Company) which may be required to deliver any securities, cash or property upon the conversion of the Series A Preferred as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of Series A Preferred, (A) the obligations of the Company under the Series A Preferred (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under the Series A Preferred) and (B) the obligation to deliver to such holder such securities, cash or property as, in accordance with the foregoing provisions of this subsection (a).

(c)           Except as provided in Section 3, upon any liquidation, dissolution or winding up of the Company, if at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, each holder of Series A Preferred shall have the right thereafter to have the Series A Preferred converted into the kind and amount of stock and other securities and property receivable upon the recapitalization, reclassification or other change by a holder of the number of shares of Common Stock into which the shares of Series A Preferred could have been converted immediately prior to the recapitalization, reclassification or change.

6.4           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Rate for Series A Preferred, the Company, at its expense, shall compute the adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing the adjustment or readjustment, and shall mail the certificate, by first class mail, postage prepaid, to each affected registered holder of the Series A Preferred at the holder’s address as shown on the Company’s books.

7.   Reserved.

8.   Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred, and the number of shares of Common Stock, as applicable to be issued shall be rounded up to the nearest whole share.

9.   Status of Converted Stock.  Upon the Mandatory Conversion or extinguishment of the Series A Preferred, the shares converted or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.  Following conversion of all outstanding shares of Series A Preferred on the Mandatory Conversion, this Certificate of Designations shall be automatically cancelled and void and be of no further force and effect.

10.   Reservation of Common Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred.

11.   Notices.  Any notice required by the provisions of this Certificate to be given to the holders of shares of the Series A Preferred shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of that holder appearing on the books of the Company.

12.   Restrictions and Limitations.  In addition to any vote required by law, the Company shall not, without the approval, by vote or written consent, of the Majority Holders voting together as a single class:

(a)           Amend this Certificate or otherwise alter or change the rights, preferences or privileges of the Series A Preferred so as to materially and adversely affect the same;

(b)           Increase or decrease (other than by redemption or conversion) the authorized number of shares of Series A Preferred.

 RESOLVED, FURTHER, that the officers of this Company be, and each of them hereby is, authorized and empowered on behalf of the Company to execute, verify and file this Certificate in accordance with Nevada Revised Statutes.